Exhibit 99.1

John Cummings
Salesforce
Investor Relations
415-778-4188
jcummings@salesforce.com

Gina Sheibley
Salesforce
Public Relations
917-297-8988
gsheibley@salesforce.com

Salesforce Announces Record First Quarter Fiscal 2019 Results
Raises FY19 Revenue Guidance to $13.075 Billion to $13.125 Billion

•	First Quarter Revenue of $3.01 Billion, up 25% Year-Over-Year, 22% in Constant Currency

•	Unearned Revenue of $6.20 Billion, up 25% Year-Over-Year, 23% in Constant Currency

•	Remaining Transaction Price of Approximately $20.4 Billion, up 36% Year-Over-Year

•	First Quarter Operating Cash Flow of $1.47 Billion, up 19% Year-Over-Year
SAN FRANCISCO, Calif. – May 29, 2018 – Salesforce (NYSE: CRM), the global leader in CRM, today announced results for its fiscal first quarter ended April 30, 2018. The company adopted ASC 6061, ASC 340-402 and ASU 2016-013 in the first quarter, and these results reflect the impact of these standards. The company also provided re-casted financial results under ASC 606 and ASC 340-40.

“Salesforce delivered more than $3 billion in revenue in the first quarter, surpassing a $12 billion annual revenue run rate,” said Marc Benioff, chairman and CEO, Salesforce. “Our relentless focus on customer success is yielding incredible results, including delivering nearly two billion AI predictions per day with Einstein.”

Salesforce delivered the following results for its fiscal first quarter:

Revenue: Total first quarter revenue was $3.01 billion, an increase of 25% year-over-year, and 22% in constant currency. Subscription and support revenues were $2.81 billion, an increase of 27% year-over-year. Professional services and other revenues were $196 million, an increase of 4% year-over-year.

Earnings per Share: First quarter GAAP diluted earnings per share was $0.46, and non-GAAP diluted earnings per share was $0.74. Mark-to-market accounting of the company’s strategic investments, required by ASU 2016-01, benefitted GAAP diluted earnings per share by $0.25 and non-GAAP diluted earnings per share by $0.22.

Cash: Cash generated from operations for the first quarter was $1.47 billion, an increase of 19% year-over-year. Total cash, cash equivalents and marketable securities finished the first quarter at $7.16 billion.

Unearned Revenue: Unearned revenue, representing ASC 605 deferred revenue less the cumulative timing differences of recognized revenue from ASC 606 adoption, on the balance sheet as of April 30, 2018 was $6.20 billion, an increase of 25% year-over-year, and 23% in constant currency.

1 Accounting Standards Codification (“ASC”) 606 “Revenue from Contracts with Customers”
2 ASC 340-40 “Other Assets and Deferred Costs - Contracts with Customers”
3 Accounting Standards Update 2016-01 “Financial Instruments”

Remaining Transaction Price: Remaining transaction price, representing future revenues that are under contract but have not yet been recognized, ended the first quarter at approximately $20.4 billion, an increase of 36% year-over-year. Current remaining transaction price, which represents the future revenues under contract expected to be recognized over the next 12 months, ended the first quarter at approximately $9.6 billion, an increase of 26% year-over-year.

As of May 29, 2018, the company is initiating revenue, earnings per share, and unearned revenue guidance for its second quarter of fiscal year 2019. In addition, the company is raising its full fiscal year 2019 revenue guidance and non-GAAP earnings per share guidance, and updating its GAAP earnings per share guidance and operating cash flow guidance for its full fiscal year 2019, previously provided on April 2, 2018. The guidance below does not reflect the future impact of ASU 2016-01 and is based on estimated GAAP tax rates that reflect the company’s currently available information, including the anticipated impact of the new Tax Act and interpretations thereof, as well as other factors and assumptions. The GAAP tax rates may fluctuate due to recent acquisitions.

	Q2 FY19 Guidance	Full Year FY19 Guidance
Revenue	$3.22 - $3.23 billion	$13.075 - $13.125 billion
Y/Y Growth	25%	24% - 25%
GAAP EPS	($0.09) - ($0.08)	$0.49 - $0.51
Non-GAAP EPS	$0.46 - $0.47	$2.29 - $2.31
Unearned Revenue Growth (y/y)	22% - 23% (excluding MuleSoft)	N/A
Operating Cash Flow Growth (y/y)	N/A	14% - 15%

The following is a per share reconciliation of GAAP earnings per share to non-GAAP diluted earnings per share guidance for the next quarter and the full year:

1 Accounting Standards Codification (“ASC”) 606 “Revenue from Contracts with Customers”
2 ASC 340-40 “Other Assets and Deferred Costs - Contracts with Customers”
3 Accounting Standards Update 2016-01 “Financial Instruments”

	Fiscal 2019
	Q2	FY2019
GAAP (loss) EPS range*	($0.09) - ($0.08)	$0.49 - $0.51
Plus
Amortization of purchased intangibles	$0.18	$0.61
Stock-based expense	$0.45	$1.66
Amortization of debt discount, net	$0.00	$0.01
Less
Income tax effects and adjustments**	$(0.08)	$(0.48)
Non-GAAP diluted EPS***	$0.46 - $0.47	$2.29 - $2.31

Shares used in computing basic net income per share (millions)	745	747
Shares used in computing diluted net income per share (millions)	770	771
* The Company's GAAP tax provision is expected to be (195.0%) for the three months ended July 31, 2018 and 23.0% for the twelve months ended January 31st, 2019. The GAAP tax rates may fluctuate due to recent acquisitions. The Company's projected GAAP basic EPS excludes the effect of ASU 2016-01.
** The Company's Non-GAAP tax provision uses a long-term projected tax rate of 21.5%, which reflects currently available information and could be subject to change.
*** The Company's projected Non-GAAP diluted EPS excludes potential future impacts of ASU 2016-01.

For additional information regarding non-GAAP financial measures see the reconciliation of results and related explanations below.

Quarterly Conference Call
Salesforce will host a conference call at 2:00 p.m. (PT) / 5:00 p.m. (ET) today to discuss its financial results with the investment community. A live web broadcast of the event will be available on the Salesforce Investor Relations website at www.salesforce.com/investor. A live dial-in is available domestically at 866-901-SFDC or 866-901-7332 and internationally at 706-902-1764, passcode 9492699.  A replay will be available at (800) 585-8367 or (855) 859-2056 until midnight (ET) June 28, 2018.

About Salesforce
Salesforce, the global leader in CRM, empowers companies to connect with their customers in a whole new way. Salesforce has headquarters in San Francisco, with offices in Europe and Asia, and trades on the New York Stock Exchange under the ticker symbol "CRM." For more information about Salesforce, visit: www.salesforce.com.

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"Safe harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about our financial results, which may include expected GAAP and non-GAAP financial and other operating and non-operating results, including revenue, net income, diluted earnings per share, operating cash flow growth, operating margin improvement, unearned revenue (previously referred to as deferred revenue) growth, expected revenue growth, expected tax rates, stock-based compensation expenses, amortization of purchased intangibles, amortization of debt discount and shares outstanding. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements we make.

1 Accounting Standards Codification (“ASC”) 606 “Revenue from Contracts with Customers”
2 ASC 340-40 “Other Assets and Deferred Costs - Contracts with Customers”
3 Accounting Standards Update 2016-01 “Financial Instruments”

The risks and uncertainties referred to above include -- but are not limited to -- risks associated with the effect of general economic and market conditions; the impact of foreign currency exchange rate and interest rate fluctuations on our results; our business strategy and our plan to build our business, including our strategy to be the leading provider of enterprise cloud computing applications and platforms; the pace of change and innovation in enterprise cloud computing services; the competitive nature of the market in which we participate; our international expansion strategy; our service performance and security, including the resources and costs required to prevent, detect and remediate potential security breaches; the expenses associated with new data centers and third-party infrastructure providers; additional data center capacity; real estate and office facilities space; our operating results and cash flows; new services and product features; our strategy of acquiring or making investments in complementary businesses, joint ventures, services, technologies and intellectual property rights; the performance and fair value of our investments in complementary businesses through our strategic investment portfolio; our ability to realize the benefits from strategic partnerships and investments; our ability to successfully integrate acquired businesses and technologies, including the operations of MuleSoft, Inc.; our ability to continue to grow and maintain unearned revenue and remaining transaction price (previously referred to as deferred revenue and unbilled deferred revenue); our ability to protect our intellectual property rights; our ability to develop our brands; our reliance on third-party hardware, software and platform providers; our dependency on the development and maintenance of the infrastructure of the Internet; the effect of evolving domestic and foreign government regulations, including those related to the provision of services on the Internet, those related to accessing the Internet, and those addressing data privacy and import and export controls; the valuation of our deferred tax assets; the potential availability of additional tax assets in the future; the impact of new accounting pronouncements and tax laws, including the U.S. Tax Cuts and Jobs Act, and interpretations thereof; uncertainties affecting our ability to estimate our non-GAAP tax rate; the impact of expensing stock options and other equity awards; the sufficiency of our capital resources; factors related to our outstanding debt, revolving credit facility, term loan and loan associated with 50 Fremont; compliance with our debt covenants and capital lease obligations; current and potential litigation involving us; and the impact of climate change.

Further information on these and other factors that could affect the company’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings we make with the Securities and Exchange Commission from time to time. These documents are available on the SEC Filings section of the Investor Information section of the company’s website at www.salesforce.com/investor.

Salesforce.com, inc. assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

© 2018 salesforce.com, inc.  All rights reserved.  Salesforce and other marks are trademarks of salesforce.com, inc.  Other brands featured herein may be trademarks of their respective owners.

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1 Accounting Standards Codification (“ASC”) 606 “Revenue from Contracts with Customers”
2 ASC 340-40 “Other Assets and Deferred Costs - Contracts with Customers”
3 Accounting Standards Update 2016-01 “Financial Instruments”

salesforce.com, inc.
Consolidated Statements of Operations
(in millions, except per share data)
(Unaudited)

	Three Months Ended April 30,
	2018	2017 (as adjusted)*
Revenues:
Subscription and support	$2,810	$2,209
Professional services and other	196	188
Total revenues	3,006	2,397
Cost of revenues (1)(2):
Subscription and support	573	463
Professional services and other	194	188
Total cost of revenues	767	651
Gross profit	2,239	1,746
Operating expenses (1)(2):
Research and development	424	376
Marketing and sales	1,329	1,106
General and administrative	295	260
Total operating expenses	2,048	1,742
Income from operations	191	4
Investment income	16	5
Interest expense	(34)	(22)
Gains on strategic investments, net	211	3
Other income	1	0
Income (loss) before (provision for) benefit from income taxes	385	(10)
(Provision for) benefit from income taxes	(41)	11
Net income	$344	$1
Basic net income per share	$0.47	$0.00
Diluted net income per share	$0.46	$0.00
Shares used in computing basic net income per share	729	706
Shares used in computing diluted net income per share	754	722
_______________

(1)	Amounts include amortization of intangible assets acquired through business combinations, as follows:

	Three Months Ended April 30,
	2018	2017
Cost of revenues	$39	$44
Marketing and sales	30	31

(2)	Amounts include stock-based expense, as follows:

	Three Months Ended April 30,
	2018	2017
Cost of revenues	$34	$32
Research and development	66	64
Marketing and sales	120	119
General and administrative	32	37

* Prior period information has been adjusted for the adoption of Accounting Standards Update No. 2014-09, “Revenue from Contracts with Customers (Topic 606)”, which the Company adopted on February 1, 2018.

salesforce.com, inc.
Consolidated Statements of Operations
(As a percentage of Total revenues)
(Unaudited)

	Three Months Ended April 30,
	2018	2017 (as adjusted)*
Revenues:
Subscription and support	93%	92%
Professional services and other	7	8
Total revenues	100	100
Cost of revenues (1)(2):
Subscription and support	19	19
Professional services and other	7	8
Total cost of revenues	26	27
Gross profit	74	73
Operating expenses (1)(2):
Research and development	14	16
Marketing and sales	44	46
General and administrative	10	11
Total operating expenses	68	73
Income from operations	6	0
Investment income	1	0
Interest expense	(1)	0
Gains on strategic investments, net	7	0
Other income	0	0
Income (loss) before (provision for) benefit from income taxes	13	0
(Provision for) benefit from income taxes	(2)	0
Net income	11%	0%
_______________

(1)	Amounts include amortization of intangible assets acquired through business combinations, as follows:

	Three Months Ended April 30,
	2018	2017
Cost of revenues	1%	2%
Marketing and sales	1	1

(2)	Stock-based expense as a percentage of total revenues, as follows:

	Three Months Ended April 30,
	2018	2017
Cost of revenues	1%	1%
Research and development	2	3
Marketing and sales	4	5
General and administrative	1	2

* Prior period information has been adjusted for the adoption of Topic 606.

salesforce.com, inc.
Consolidated Balance Sheets
(in millions)
(Unaudited)

	April 30, 2018	January 31, 2018 (as adjusted)*
Assets
Current assets:
Cash and cash equivalents	$5,922	$2,543
Marketable securities	1,237	1,978
Accounts receivable, net	1,763	3,921
Costs capitalized to obtain revenue contracts, net	667	671
Prepaid expenses and other current assets	562	471
Total current assets	10,151	9,584
Property and equipment, net	1,950	1,947
Costs capitalized to obtain revenue contracts, noncurrent, net	1,038	1,105
Capitalized software, net	149	146
Strategic investments	1,024	677
Goodwill	7,444	7,314
Intangible assets acquired through business combinations, net	815	827
Other assets, net	392	384
Total assets	$22,963	$21,984
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other liabilities	$1,691	$2,047
Unearned revenue	6,201	6,995
Current portion of debt	3	1,025
Total current liabilities	7,895	10,067
Noncurrent debt	3,172	695
Other noncurrent liabilities	836	846
Total liabilities	11,903	11,608
Stockholders’ equity:
Common stock	1	1
Additional paid-in capital	10,123	9,752
Accumulated other comprehensive loss	(33)	(12)
Retained earnings	969	635
Total stockholders’ equity	11,060	10,376
Total liabilities and stockholders’ equity	$22,963	$21,984

* Prior period information has been adjusted for the adoption of Topic 606.

salesforce.com, inc.
Consolidated Statements of Cash Flows
(in millions)
(Unaudited)

	Three Months Ended April 30,
	2018	2017 (as adjusted)*
Operating activities:
Net income	$344	$1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	181	185
Amortization of debt discount and issuance costs	16	8
Amortization of costs capitalized to obtain revenue contracts, net	188	141
Expenses related to employee stock plans	252	252
Gains on strategic investments, net	(211)	(3)
Changes in assets and liabilities, net of business combinations:
Accounts receivable, net	2,162	1,759
Costs capitalized to obtain revenue contracts, net	(118)	(133)
Prepaid expenses and other current assets and other assets	(90)	(185)
Accounts payable, accrued expenses and other liabilities	(456)	(297)
Unearned revenue	(802)	(498)
Net cash provided by operating activities	1,466	1,230
Investing activities:
Business combination, net of cash acquired	(182)	(20)
Purchases of strategic investments	(147)	(12)
Sales of strategic investments	4	12
Purchases of marketable securities	(263)	(699)
Sales of marketable securities	938	104
Maturities of marketable securities	48	4
Capital expenditures	(122)	(157)
Net cash provided by (used in) investing activities	276	(768)
Financing activities:
Proceeds from issuance of debt, net	2,470	0
Proceeds from employee stock plans	201	160
Principal payments on capital lease obligations	(19)	(9)
Payments on debt	(1,027)	(200)
Net cash provided by (used in) financing activities	1,625	(49)
Effect of exchange rate changes	12	5
Net increase in cash and cash equivalents	3,379	418
Cash and cash equivalents, beginning of period	2,543	1,607
Cash and cash equivalents, end of period	$5,922	$2,025

* Prior period information has been adjusted for the adoption of Topic 606. Total net cash provided by operating activities for the three months ended April 30, 2017 as adjusted did not change.

salesforce.com, inc.
Additional Metrics
(Unaudited)

	Apr 30, 2018	Jan 31, 2018	Oct 31, 2017	Jul 31, 2017	Apr 30, 2017	Jan 31, 2017
Full Time Equivalent Headcount	30,149	29,401	28,527	27,155	26,213	25,178
Financial data (in millions):
Cash, cash equivalents and marketable securities (1)	$7,159	$4,521	$3,629	$3,501	$3,220	$2,209
Strategic investments (2)	$1,024	$677	$670	$658	$639	$567
Unearned revenue (3)	$6,201	$6,995	$4,312	$4,749	$4,969	$5,467
Principal due on the Company's outstanding debt obligations (1)	$3,200	$1,727	$1,850	$1,850	$1,850	$2,050
(1) The Company's outstanding debt obligations include the Company's 2023 Senior Notes, 2028 Senior Notes, the loan assumed on 50 Fremont, and the Term Loan. The Company raised approximately $2.5 billion in a public offering of unsecured debt in April 2018 in connection with the acquisition of MuleSoft, Inc. which closed in May 2018. Total cash paid in May 2018 in connection with the acquisition was approximately $4.9 billion.
(2) The strategic investment balance as of April 30, 2018 includes the fair value adjustments of the Company's publicly traded and privately held equity investments as the Company adopted Accounting Standards Update No. 2016-01, "Financial Instruments-Overall (Subtopic 825-10)" on February 1, 2018. See discussion below for further details on the fair value adjustments.
(3) Prior period information has been adjusted for the adoption of Topic 606, which the Company adopted on February 1, 2018. Topic 606 introduced unearned revenue, which is substantially similar to deferred revenue under previous accounting guidance, except for the removal of the limitation on contingent revenue.
Supplemental Revenue Analysis
Remaining Transaction Price
Topic 606 introduced remaining transaction price, which is different than unbilled deferred revenue under previous accounting guidance. Transaction price allocated to the remaining performance obligations represents contracted revenue that has not yet been recognized, which includes unearned revenue and unbilled amounts that will be recognized as revenue in future periods. Transaction price allocated to the remaining performance obligation is influenced by several factors, including seasonality, the timing of renewals, average contract terms and foreign currency exchange rates. Unbilled portions of the remaining transaction price denominated in foreign currencies are revalued each period based on the period end exchange rates.
As with unbilled deferred revenue under previous accounting guidance, the portion of the remaining transaction price that is unbilled is not recorded on the balance sheet. Remaining transaction price consisted of the following (in billions):

	Current	Noncurrent	Total
As of April 30, 2018	$9.6	$10.8	$20.4
As of April 30, 2017	$7.6	$7.4	$15.0

Disaggregation of Revenue

Subscription and support revenue by cloud service offering (in millions):	Three Months Ended April 30,
	2018	2017 (as adjusted)*
Sales Cloud	$965	$830
Service Cloud	848	656
Salesforce Platform and Other	575	424
Marketing and Commerce Cloud	422	299
	$2,810	$2,209

Total revenues by geography (in millions):	Three Months Ended April 30,
	2018	2017 (as adjusted)*
Americas	$2,101	$1,765
Europe	606	409
Asia Pacific	299	223
	$3,006	$2,397

Total revenues by geography as a percentage of total revenues:	Three Months Ended April 30,
	2018	2017 (as adjusted)*
Americas	70%	74%
Europe	20	17
Asia Pacific	10	9
	100%	100%

* Prior period information has been adjusted for the adoption of Topic 606.
Constant Currency Growth Rates
The Company presents constant currency information to provide a framework for assessing how the Company's underlying business performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the weighted average exchange rate for the quarter being compared to for growth rate calculations presented, rather than the actual exchange rates in effect during that period.
Revenue constant currency growth rates (as compared to the comparable prior periods as adjusted for Topic 606) were as follows:

	Three Months Ended April 30, 2018 compared to Three Months Ended April 30, 2017	Three Months Ended January 31, 2018 compared to Three Months Ended January 31, 2017	Three Months Ended April 30, 2017 compared to Three Months Ended April 30, 2016
Americas	19%	18%	24%
Europe	31%	30%	31%
Asia Pacific	30%	27%	26%
Total growth	22%	21%	26%
The Company presents constant currency information for unearned revenue to provide a framework for assessing how the Company's underlying business performed excluding the effects of foreign currency rate fluctuations.  To present the information, the Company converted the unearned revenue balances in local currencies in previous comparable periods using the United States dollar currency exchange rate as of the most recent balance sheet date.
Unearned revenue constant currency growth rates (as compared to the comparable prior periods as adjusted for Topic 606) were as follows:

	April 30, 2018 compared to April 30, 2017	January 31, 2018 compared to January 31, 2017	April 30, 2017 compared to April 30, 2016
Total growth	23%	25%	26%

Supplemental Cash Flow Information
Free cash flow analysis, a non-GAAP measure
(in millions)

	Three Months Ended April 30,
	2018	2017 (as adjusted)
Operating cash flow
GAAP net cash provided by operating activities	$1,466	$1,230
Less:
Capital expenditures	(122)	(157)
Free cash flow	$1,344	$1,073
Supplemental Strategic Investment Information
Gains on strategic investments, net
(in millions)
Upon adoption of ASU 2016-01 in the first fiscal quarter, the Company is now required to record all fair value adjustments of the Company's publicly traded and privately held equity investments through the statement of operations. As such the Company anticipates additional volatility to the Company's statements of operations in future periods, due to changes in market prices of the Company's investments in publicly held equity investments and the valuation and timing of observable price changes and impairments of the Company's investments in privately held securities. These changes could be material based on market conditions and events. The results for the current fiscal period are not indicative of the results to be expected for any subsequent quarter or the fiscal year ending January 31, 2019.
Net realized and unrealized gains on strategic investments were as follows (in millions):

	Three Months Ended April 30,
	2018	2017
Net unrealized gains recognized on publicly traded equity securities	$211	$0
Net unrealized losses recognized on privately held equity securities	(9)	0
Net realized gains recognized on strategic investments	9	3
	$211	$3
Supplemental Debt Information
(in millions)
The carrying values of the Company's borrowings were as follows:

Instrument	Date of issuance	Maturity date	Effective interest rate for the three months ended April 30, 2018	April 30, 2018	January 31, 2018
2023 Senior Notes	April 2018	April 2023	3.25%	$991	$0
2028 Senior Notes	April 2018	April 2028	3.70%	1,487	0
2019 Term Loan	July 2016	July 2019	2.71%	498	498
Loan assumed on 50 Fremont	February 2015	June 2023	3.75%	199	199
0.25% Convertible Senior Notes	March 2013	April 2018	2.53%	0	1,023
Total carrying value of debt				3,175	1,720
Less current portion of debt				(3)	(1,025)
Total noncurrent debt				$3,172	$695

1 Accounting Standards Codification (“ASC”) 606 “Revenue from Contracts with Customers”
2 ASC 340-40 “Other Assets and Deferred Costs - Contracts with Customers”
3 Accounting Standards Update 2016-01 “Financial Instruments”

Selected Balance Sheet Accounts (in millions):

	April 30, 2018	January 31, 2018 (as adjusted)*
Prepaid Expenses and Other Current Assets
Prepaid income taxes	$18	$33
Other taxes receivable	34	33
Prepaid expenses and other current assets	510	405
	$562	$471
Property and Equipment, net
Land	$184	$184
Buildings and building improvements	631	626
Computers, equipment and software	1,667	1,629
Furniture and fixtures	147	139
Leasehold improvements	862	825
	3,491	3,403
Less accumulated depreciation and amortization	(1,541)	(1,456)
	$1,950	$1,947
Intangible Assets Acquired Through Business Combinations, net
Acquired developed technology	$328	$350
Customer relationships	482	472
Other	5	5
	$815	$827
Other Assets, net
Deferred income taxes, noncurrent, net	$39	$36
Long-term deposits	23	24
Domain names and patents, net	21	23
Customer contract assets resulting from business combinations	138	159
Other	171	142
	$392	$384
Accounts Payable, Accrued Expenses and Other Liabilities
Accounts payable	$134	$76
Accrued compensation	596	1,001
Accrued income and other taxes payable	213	306
Capital lease obligation, current	100	103
Other current liabilities	648	561
	$1,691	$2,047
Other Noncurrent Liabilities
Deferred income taxes and income taxes payable	$123	$121
Financing obligation - leased facility	197	198
Long-term lease liabilities and other	516	527
	$836	$846

* Prior period information has been adjusted for the adoption of Topic 606.

Comprehensive Income
(in millions)
(Unaudited)

	Three Months Ended April 30,
	2018	2017 (as adjusted)
Net income	$344	$1	*
Other comprehensive income (loss), before tax and net of reclassification adjustments:
Foreign currency translation and other gains (losses)	(10)	14
Unrealized gains (losses) on marketable securities and strategic investments	(4)	71
Reclassification of unrealized gains upon adoption of ASU 2016-01	(13)	0
Other comprehensive income (loss), before tax	(27)	85
Tax effect upon adoption of ASU 2016-01	6	0
Other comprehensive income (loss), net of tax	(21)	85
Comprehensive income	$323	$86

* Prior period information has been adjusted for the adoption of Topic 606.
Supplemental Diluted Share Count Information
(share data in millions)

	Three Months Ended April 30,
	2018	2017
Weighted-average shares outstanding for basic earnings per share	729	706
Effect of dilutive securities:
Convertible senior notes	4	4
Employee stock awards	17	12
Warrants	4	0
Weighted-average shares outstanding for diluted earnings per share	754	722

1 Accounting Standards Codification (“ASC”) 606 “Revenue from Contracts with Customers”
2 ASC 340-40 “Other Assets and Deferred Costs - Contracts with Customers”
3 Accounting Standards Update 2016-01 “Financial Instruments”

salesforce.com, inc.
GAAP Results Reconciled to non-GAAP Results
The following table reflects selected GAAP results reconciled to non-GAAP results.
(in millions, except per share data)
(Unaudited)

	Three Months Ended April 30,
	2018	2017 (as adjusted)*
Non-GAAP gross profit
GAAP gross profit	$2,239	$1,746
Plus:
Amortization of purchased intangibles (a)	39	44
Stock-based expense (b)	34	32
Non-GAAP gross profit	$2,312	$1,822
Non-GAAP operating expenses
GAAP operating expenses	$2,048	$1,742
Less:
Amortization of purchased intangibles (a)	(30)	(31)
Stock-based expense (b)	(218)	(220)
Non-GAAP operating expenses	$1,800	$1,491
Non-GAAP income from operations
GAAP income from operations	$191	$4
Plus:
Amortization of purchased intangibles (a)	69	75
Stock-based expense (b)	252	252
Non-GAAP income from operations	$512	$331
Non-GAAP non-operating income (loss) (c)
GAAP non-operating income (loss)	$194	$(14)
Plus:
Amortization of debt discount, net	4	7
Non-GAAP non-operating income (loss)	$198	$(7)
Non-GAAP net income
GAAP net income	$344	$1
Plus:
Amortization of purchased intangibles (a)	69	75
Stock-based expense (b)	252	252
Amortization of debt discount, net	4	7
Less:
Income tax effects and adjustments	(112)	(123)
Non-GAAP net income	$557	$212

	Three Months Ended April 30,
	2018	2017 (as adjusted)*
Non-GAAP diluted earnings per share
GAAP diluted net income per share	$0.46	$0.00
Plus:
Amortization of purchased intangibles	0.09	0.10
Stock-based expense	0.33	0.35
Amortization of debt discount, net	0.01	0.01
Less:
Income tax effects and adjustments	(0.15)	(0.17)
Non-GAAP diluted earnings per share	$0.74	$0.29
Shares used in computing Non-GAAP diluted net income per share	754	722

* Prior period information has been adjusted for the adoption of Topic 606.

a)	Amortization of purchased intangibles were as follows:

	Three Months Ended April 30,
	2018	2017
Cost of revenues	$39	$44
Marketing and sales	30	31
	$69	$75

b)	Stock-based expense was as follows:

	Three Months Ended April 30,
	2018	2017
Cost of revenues	$34	$32
Research and development	66	64
Marketing and sales	120	119
General and administrative	32	37
	$252	$252

c)	GAAP non-operating income (loss) consists of investment income, interest expense, gains on strategic investments, net and other income.

salesforce.com, inc.
Computation of Basic and Diluted GAAP and non-GAAP Net Income (Loss) Per Share
(in millions, except per share data)
(Unaudited)

	Three Months Ended April 30,
	2018	2017 (as adjusted)*
GAAP Basic Net Income Per Share
Net income	$344	$1
Basic net income per share	$0.47	$0.00
Shares used in computing basic net income per share	729	706

	Three Months Ended April 30,
	2018	2017 (as adjusted)*
Non-GAAP Basic Net Income Per Share
Non-GAAP net income	$557	$212
Basic Non-GAAP net income per share	$0.76	$0.30
Shares used in computing basic Non-GAAP net income per share	729	706

	Three Months Ended April 30,
	2018	2017 (as adjusted)*
GAAP Diluted Net Income Per Share
Net income	$344	$1
Diluted net income per share	$0.46	$0.00
Shares used in computing diluted net income per share	754	722

	Three Months Ended April 30,
	2018	2017 (as adjusted)*
Non-GAAP Diluted Net Income Per Share
Non-GAAP net income	$557	$212
Diluted Non-GAAP net income per share	$0.74	$0.29
Shares used in computing diluted Non-GAAP net income per share	754	722

* Prior period information has been adjusted for the adoption of Topic 606.

salesforce.com, inc.
Select Adjusted Financial Information

Adoption of New Accounting Pronouncement
In May 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update No. 2014-09, "Revenue from Contracts with Customers (Topic 606)" ("ASU 2014-09"), which amended the existing FASB Accounting Standards Codification, replaces existing revenue recognition guidance with a comprehensive revenue measurement and recognition standard and expanded disclosure requirements. The standard also provides guidance on the recognition of costs related to obtaining customer contracts. ASU 2014-09, as amended, was effective for the beginning of fiscal 2019, including interim periods within that reporting period.
The Company adopted the requirements of the new standard as of February 1, 2018, utilizing the full retrospective method of transition. Adoption of the new standard resulted in changes to the Company's accounting policies for revenue recognition and costs capitalized to obtain revenue contracts, net. The Company applied the new standard using a practical expedient where the consideration allocated to the remaining performance obligations or an explanation of when it expects to recognize that amount as revenue for all reporting periods presented before the date of the initial application is not disclosed.
Refer to the Company's Form 10-K filed with the SEC on March 9, 2018 for additional information.
The following select financial information is on a basis consistent with the new standard for fiscal year 2018 and 2017 and the first, second, third and fourth fiscal quarters of 2018.

salesforce.com, inc.
Select Adjusted Financial Information
Condensed Consolidated Statements of Operations for Fiscal 2018 Quarters
(in millions, except per share data)
(Unaudited)

	First Quarter Fiscal 2018	Second Quarter Fiscal 2018	Third Quarter Fiscal 2018	Fourth Quarter Fiscal 2018	Fiscal 2018
Revenues:
Subscription and support	$2,209	$2,383	$2,506	$2,668	$9,766
Professional services and other	188	194	195	197	774
Total revenues	2,397	2,577	2,701	2,865	10,540
Cost of revenues:
Subscription and support	463	494	528	548	2,033
Professional services and other	188	176	186	190	740
Total cost of revenues	651	670	714	738	2,773
Gross profit	1,746	1,907	1,987	2,127	7,767
Operating expenses
Research and development	376	387	394	396	1,553
Marketing and sales	1,106	1,153	1,167	1,245	4,671
General and administrative	260	283	271	275	1,089
Total operating expenses	1,742	1,823	1,832	1,916	7,313
Income from operations	4	84	155	211	454
Income (loss) before benefit from (provision for) income taxes	(10)	63	146	221	420
Benefit from (provision for) income taxes	11	(17)	(39)	(15)	(60)
Net income	$1	$46	$107	$206	$360
Basic net income per share	$0.00	$0.06	$0.15	$0.28	$0.50
Diluted net income per share	$0.00	$0.06	$0.14	$0.28	$0.49
Shares used in computing basic net income per share	706	712	717	724	715
Shares used in computing diluted net income per share	722	729	738	749	735
The following table reflects GAAP results reconciled to non-GAAP results:

	First Quarter Fiscal 2018	Second Quarter Fiscal 2018	Third Quarter Fiscal 2018	Fourth Quarter Fiscal 2018	Fiscal 2018
Non-GAAP diluted earnings per share
GAAP diluted net income per share	$0.00	$0.06	$0.14	$0.28	$0.49
Plus:
Amortization of purchased intangibles	0.10	0.10	0.10	0.09	0.39
Stock-based expense	0.35	0.35	0.34	0.32	1.36
Amortization of debt discount, net	0.01	0.01	0.01	0.01	0.04
Less:
Income tax effects and adjustments	(0.17)	(0.16)	(0.17)	(0.23)	(0.74)
Non-GAAP diluted earnings per share	$0.29	$0.36	$0.42	$0.47	$1.54
Shares used in computing Non-GAAP diluted net income per share	722	729	738	749	735

salesforce.com, inc.
Select Adjusted Financial Information
Condensed Consolidated Statements of Operations for Fiscal 2017 and 2018
(in millions, except per share data)
(Unaudited)

	As adjusted		As reported		Change
	Fiscal 2018	Fiscal 2017	Fiscal 2018	Fiscal 2017	Fiscal 2018	Fiscal 2017
Revenues:
Subscription and support	$9,766	$7,799	$9,711	$7,756	$55	$43
Professional services and other	774	638	769	636	5	2
Total revenues	10,540	8,437	10,480	8,392	60	45
Cost of revenues:
Subscription and support	2,033	1,617	2,033	1,617	0	0
Professional services and other	740	617	740	617	0	0
Total cost of revenues	2,773	2,234	2,773	2,234	0	0
Gross profit	7,767	6,203	7,707	6,158	60	45
Operating expenses
Research and development	1,553	1,208	1,553	1,208	0	0
Marketing and sales	4,671	3,811	4,829	3,918	(158)	(107)
General and administrative	1,089	966	1,089	968	0	(2)
Total operating expenses	7,313	5,985	7,471	6,094	(158)	(109)
Income from operations	454	218	236	64	218	154
Income before benefit from (provision for) income taxes	420	179	202	25	218	154
Benefit from (provision for) income taxes	(60)	144	(75)	155	15	(11)
Net income	$360	$323	$127	$180	$233	$143
Basic net income per share	$0.50	$0.47	$0.18	$0.26	$0.32	$0.21
Diluted net income per share	$0.49	$0.46	$0.17	$0.26	$0.32	$0.20
Shares used in computing basic net income per share	715	688	715	688
Shares used in computing diluted net income per share	735	700	735	700
The following table reflects GAAP results reconciled to non-GAAP results:

	As adjusted		As reported		Change
	Fiscal 2018	Fiscal 2017	Fiscal 2018	Fiscal 2017	Fiscal 2018	Fiscal 2017
Non-GAAP diluted earnings per share
GAAP diluted net income per share	$0.49	$0.46	$0.17	$0.26	$0.32	$0.20
Plus:
Amortization of purchased intangibles	0.39	0.32	0.39	0.32	0.00	0.00
Stock-based expense	1.36	1.17	1.36	1.17	0.00	0.00
Amortization of debt discount, net	0.04	0.04	0.04	0.04	0.00	0.00
Less:
Gains from acquisition of strategic investments	0.00	(0.02)	0.00	(0.02)	0.00	0.00
Income tax effects and adjustments	(0.74)	(0.82)	(0.61)	(0.76)	(0.13)	(0.06)
Non-GAAP diluted earnings per share	$1.54	$1.15	$1.35	$1.01	$0.19	$0.14
Shares used in computing Non-GAAP diluted net income per share	735	700	735	700

salesforce.com, inc.
Select Adjusted Financial Information
Consolidated Balance Sheets for Fiscal 2017 and 2018
(in millions)
(Unaudited)

	As adjusted		As reported		Change
	January 31, 2018	January 31, 2017	January 31, 2018	January 31, 2017	January 31, 2018	January 31, 2017
Assets
Current assets:
Cash and cash equivalents	$2,543	$1,607	$2,543	$1,607	$0	$0
Marketable securities	1,978	602	1,978	602	0	0
Accounts receivable, net	3,921	3,201	3,918	3,197	3	4
Costs capitalized to obtain revenue contracts, net (1)	671	491	461	312	210	179
Prepaid expenses and other current assets	471	318	390	279	81	39
Total current assets	9,584	6,219	9,290	5,997	294	222
Property and equipment, net	1,947	1,788	1,947	1,788	0	0
Costs capitalized to obtain revenue contracts, noncurrent, net (1)	1,105	721	413	227	692	494
Capitalized software, net	146	142	146	142	0	0
Strategic investments	677	567	677	567	0	0
Goodwill	7,314	7,264	7,314	7,264	0	0
Intangible assets acquired through business combinations, net	827	1,113	827	1,113	0	0
Other assets, net	384	472	396	487	(12)	(15)
Total assets	$21,984	$18,286	$21,010	$17,585	$974	$701
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other liabilities	$2,047	$1,765	$2,010	$1,752	$37	$13
Unearned revenue (2)	6,995	5,467	7,095	5,543	(100)	(76)
Current portion of debt	1,025	0	1,025	0	0	0
Total current liabilities	10,067	7,232	10,130	7,295	(63)	(63)
Noncurrent debt	695	2,008	695	2,008	0	0
Other noncurrent liabilities	846	816	796	782	50	34
Total liabilities	11,608	10,056	11,621	10,085	(13)	(29)
Stockholders’ equity:
Common stock	1	1	1	1	0	0
Additional paid-in capital	9,752	8,040	9,752	8,040	0	0
Accumulated other comprehensive loss	(12)	(86)	(27)	(76)	15	(10)
Retained earnings (accumulated deficit)	635	275	(337)	(465)	972	740
Total stockholders’ equity	10,376	8,230	9,389	7,500	987	730
Total liabilities and stockholders’ equity	$21,984	$18,286	$21,010	$17,585	$974	$701

(1)	Previously referred to as Deferred Commissions

(2)	Previously referred to as Deferred Revenue

Non-GAAP Financial Measures: This press release includes information about non-GAAP diluted earnings per share, non-GAAP tax rates, non-GAAP free cash flow, and constant currency revenue and constant currency unearned revenue growth rates (collectively the “non-GAAP financial measures”). These non-GAAP financial measures are measurements of financial performance that are not prepared in accordance with U.S. generally accepted accounting principles and computational methods may differ from those used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP. Management uses both GAAP and non-GAAP measures when planning, monitoring, and evaluating the company’s performance.

The primary purpose of using non-GAAP measures is to provide supplemental information that may prove useful to investors and to enable investors to evaluate the company’s results in the same way management does. Management believes that supplementing GAAP disclosure with non-GAAP disclosure provides investors with a more complete view of the company’s operational performance and allows for meaningful period-to-period comparisons and analysis of trends in the company’s business. Further, to the extent that other companies use similar methods in calculating non-GAAP measures, the provision of supplemental non-GAAP information can allow for a comparison of the company’s relative performance against other companies that also report non-GAAP operating results.

Non-GAAP diluted earnings per share excludes, to the extent applicable, the impact of the following items: stock-based compensation, amortization of acquisition-related intangibles, and the net amortization of debt discount on the company’s convertible senior notes, as well as income tax adjustments. These items are excluded because the decisions that give rise to them are not made to increase revenue in a particular period, but instead for the company’s long-term benefit over multiple periods.

Specifically, management is excluding the following items from its non-GAAP earnings per share, as applicable, for the periods presented in the Q1 FY19 financial statements and for its non-GAAP estimates for Q2 and FY19:

•
Stock-Based Expenses: The company’s compensation strategy includes the use of stock-based compensation to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

•
Amortization of Purchased Intangibles and Acquired Leases: The company views amortization of acquisition- and building-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names, customer lists and customer relationships, and acquired lease intangibles, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.

•
Amortization of Debt Discount: Under GAAP, certain convertible debt instruments that may be settled in cash (or other assets) on conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. Accordingly, for GAAP purposes we are required to recognize imputed interest expense on the company’s $1.15 billion of convertible senior notes due in April 2018 that were issued in a private placement in March 2013. The imputed interest rate was approximately 2.5% for the convertible notes due 2018, while the actual coupon interest rate of the notes was 0.25%. The difference between the imputed interest expense and the coupon interest expense, net of the interest amount capitalized, is excluded from management’s assessment of the company’s operating performance because management believes that this non-cash expense is not indicative of ongoing operating performance.

•
Gains on Strategic Investments, net: Upon adoption of 2016-01, the company is required to record all fair value adjustments to its equity securities held within the strategic investment portfolio through the statement of operations. As a result of potential and unknown market volatility, the company excludes any potential future gains or losses on its strategic investment portfolio from its GAAP and non-GAAP estimates for future periods.

•
Income Tax Effects and Adjustments: The company utilizes a fixed long-term projected non-GAAP tax rate in order to provide better consistency across the interim reporting periods by eliminating the effects of items such as changes in the tax valuation allowance and tax effects of acquisitions-related costs, since each of these can vary in size and frequency. When projecting this long-term rate, the company evaluated a three-year financial projection that excludes the direct impact of the following non-cash items: stock-based expenses, amortization of purchased intangibles, and amortization of debt discount. The projected rate also assumes no new acquisitions in the three-year period, and considers other factors including the company’s expected tax structure, its tax positions in various jurisdictions and key legislation in major jurisdictions where the company operates. For fiscal 2019, the company uses a projected non-GAAP tax rate of 21.5 percent, which reflects currently available information, including the anticipated impact of the Tax Act and interpretations thereof, as well as other factors and assumptions. The non-GAAP tax rate could be subject to change for a variety of reasons, including the company’s ongoing analysis of the Tax Act over the measurement period, the rapidly evolving global tax environment, significant changes in the company’s geographic earnings mix including due to acquisition activity, or other changes to the company’s strategy or business operations. The company will re-evaluate its long-term rate as appropriate.

The company defines the non-GAAP measure free cash flow as GAAP net cash provided by operating activities, less capital expenditures. For this purpose, capital expenditures does not include our strategic investments, nor does it include any costs or activities related to our purchase of 50 Fremont land and building, and building - leased facilities.